EXHIBIT 10(d)


              WALGREEN CO. 1997 EXECUTIVE DEFERRED

             COMPENSATION/CAPITAL ACCUMULATION PLAN

                            SERIES 2



Walgreen Co. (the "Employer") hereby establishes a nonqualified deferred compensation program for certain of its employees as described herein.  The following shall constitute the terms and conditions of Walgreen Co. 1997  Executive Deferred

Compensation/Capital Accumulation Plan (the "Plan"), effective

January 1, 1997:



 1.Administration.  Full power and authority to construe,

   interpret, and administer the Plan shall be vested in the

   Compensation Committee of the Board of Directors (the

   "Committee").  The Committee shall have the authority to make determinations provided for or permitted to be made under the

   Plan, to interpret the Plan, and to promulgate such rules and regulations, if any, as the Committee considers necessary and appropriate for the implementation of the Plan.



 2.Eligibility and Participation.  Only those persons who are employed in Salary Grades 14 through 31, and their equivalent as of January 1, 1997 and who have had opportunities to

   participate in Deferred Compensation/ Capital Accumulation

   Plans with Walgreens prior to 1997, shall be eligible to

   become a participant in the Plan.  An eligible employee shall become a participant upon the execution of an irrevocable

   election under the Plan and the acceptance of the election by the Committee.



 3.Deferred Compensation Account.



        A.  Each participant shall make an irrevocable election

       in writing of the amount of compensation to be deferred

       under the Plan (the "deferral amount"). Such amount shall

       not be in excess of ten percent (10%) of the

       participant's base salary as of January 1, 1997, and

       shall be in increments of no less than one thousand

       dollars ($1,000.00).  The election shall be made prior to

       January 1, 1997 and shall be for the period January 1,

       1997 through December 31, 1997.  The deferral amount

       shall be reduced in substantially equal amounts from the

       base salary otherwise periodically payable to the

       participant during the period January 1, 1997 through

       December 31, 1997, and attributable to service by the

       participant for the Employer after the date of

       participant's election.



        B.  The Employer shall establish and maintain a

       bookkeeping account in the name of each participant,

       which shall be known as his or her "Deferred Account,"

       and which shall be credited with the amount of

       compensation deferred, and which shall reflect the

       accumulated value of the deferral amount.  The

       accumulated value of the deferral amount shall equal the

       amount arrived at by increasing the deferral account

       balance by assumed simple interest compounded annually

       but credited as of the last day of each calendar month,

       calculated from January 1, 1997.  Amounts paid to or on

       behalf of the participant or his beneficiary pursuant to

       this Plan, shall be deducted from the account balance as

       of the first day of the month in which such payment is

       made.  The rate to be used in determining the accumulated value of the deferral amount shall be that rate specified in

       the Plan paragraph under which payment is to be made.



        C.  The participant's Deferred Account shall at all

       times be reflected on the Employer's books in accordance

       with generally accepted accounting practices as a general

       unsecured and unfunded obligation of the Employer and the

       Plan shall not give any person any right or security

       interest in any asset of the Employer nor shall it imply

       any trust or segregation of assets by the Employer.  The

       participant's Deferred Account shall be distributed from

       the general assets of the Employer.



 4.Time and Manner of Payment.  The participant's Deferred

   Account shall be distributed as follows:



        A.  Installment Payments

           (1)  A participant who has not attained age fifty-

           five (55) as of January 1, 1997 shall be entitled to

           fifteen (15) equal annual installment payments

           commencing at the January 1 of the year following his

           or her attainment of age sixty-five (65) or as soon

           as practicable thereafter, if one of the following

           conditions is met:

                a.  The participant remains in the continuous

               employ of the Employer during the period from

               January 1, 1997 until the participant reaches age

               sixty-five (65); or

                b.  the participant retires after a period of

               continuous employment beginning on or before

               January 1, 1997.

           (2)  A participant who attained age fifty-five (55)

           but not age sixty-five (65) as of January 1, 1997,

           shall elect, at the time of making the deferral

           election pursuant to Paragraph 3A, to receive

           installment payments in one of the following manners:

                a.  Fifteen (15) equal annual installments as

               described in paragraph (1) above; or

                b.  Ten (10) equal annual installments commencing

               at the January 1 of the year following his or her

               attainment of age seventy (70), or as soon as

               practicable thereafter.

           (3)  A participant who attained age sixty-five (65)

           but not age seventy (70) as of January 1, 1997, shall

           receive ten (10) equal annual installments commencing

           at the January 1 following his or her attainment of

           age seventy (70), or as soon as practicable

           thereafter.

           (4)  A participant who attained age seventy (70) as

           of January 1, 1997, shall receive equal annual

           installments commencing at the January 1 following

           the deferral period and ending on January 1 following

           his or her seventy-ninth (79th) birthday.

   Installment payments shall be calculated to amortize fully the accumulated value of the deferral amount over the payment period.  For purposes of this Subsection A, the rate to be credited in the calculation of the accumulated value of the deferral amount shall be twelve percent (12%).



        B.  Interim Payments

            Effective January 1, 2004, a participant who is age

       49 or younger as of January 1, 1997, shall be entitled to

       a lump sum payment in an amount equal to the amount

       deferred under Paragraph 3 of this Plan if one of the

       following conditions is met:

           (1)  The participant has remained in the continuous

           employ of the Employer during the period beginning

           January 1, 1997 and ending December 31, 2003 and is

           not receiving Installment Payments pursuant to

           Subsection A; or

           (2)  The participant retires after a period of

           continuous employment from January 1, 1997 and is not

           receiving Installment Payments pursuant to Subsection

           A.

            Payments under Subsections B(1) and B(2), shall be

       debited from the participant's Deferral Account as of the

       first day of the month in which payment is made.



        C.  Payment Upon Termination

           (1)  A participant who voluntarily terminates his

           employment with the Employer prior to retirement

           shall receive, as soon as practicable after such

           termination, a lump sum payment in the amount of the

           accumulated value of the deferral amount.  For

           purposes of this Paragraph 4, Subsection C(1), the

           rate to be credited in the calculation of the

           accumulated value of the deferral amount shall be ten

           percent (10%).

           (2)  A participant whose employment with the Employer

           is involuntarily terminated by the Employer prior to

           the participant's retirement for reasons other than

           those described in Sections 5 and 6 below, shall

           receive, as soon as practicable after such

           termination, a lump sum payment in the amount of the

           accumulated value of the deferral amount.  For

           purposes of this Paragraph 4, Subsection C(2), the

           rate to be credited in the calculation of the

           accumulated value of the deferral amount shall be

           twelve percent (12%).

   For purposes of this Paragraph 4, retirement shall mean

   leaving the active employ of the Employer at or after age

   sixty-five (65), or after at least ten (10) years of service and at least age fifty-five (55), or for reason of disability as described in Paragraph 9 of the Plan.



 5.Noncompetition.  Notwithstanding any other provision of this

   Plan, if the Committee at any time determines that

   participant, without having obtained the prior written

   consent of the Committee or its designee, has engaged in

   competition with the Employer either during the term of his employment with the Employer and continuing throughout such period thereafter that participant is entitled to receive

   payments pursuant to this Plan, the sole amount payable to participant hereunder shall be a lump sum payment of the

   accumulated value of the deferral amount, payable as soon as practicable after such determination.  For purposes of this

   Paragraph 5, the simple rate of interest applied to determine the accumulated value of the deferral amount shall be two

   percent (2%). "Competition with the Employer" shall mean

   engaging, within any geographical area or market served by the Employer and without the Employer's written consent, in the provision of goods or services, or in any other business activity of a type offered or engaged in by the

   Employer, on participant's own behalf or on behalf of another business enterprise while employed by the Employer or within sixty (60) months of participant's termination of employment with the Employer.



 6.Dishonest Conduct.  Notwithstanding any other provision of this Plan, if participant's employment with the Employer is terminated at any time for reason of dishonest or fraudulent conduct injurious to the Employer, the sole amount payable to or on behalf of participant hereunder shall be a lump sum

   payment of the accumulated value of the participant's

   deferral amount, payable as soon as practicable after such termination of employment.  For purposes of this Paragraph 6,

   the simple rate of interest to be credited in the calculation of the accumulated value of the deferral amount shall be zero percent (0%).



 7.Payment Upon Death of Participant



     A.   If participant dies after leaving the active employ

     of the Employer for retirement as provided in Paragraph 4

     hereof, but prior to receiving any or all interim payments due participant pursuant to Paragraph 4, Subsection B,

     the Employer shall pay any such unpaid interim payments

       to the participant's beneficiary commencing with the next

       interim payment due following the date of participant's

       death.




        B.  If participant dies, after leaving the active employ

       of the Employer for retirement, after annual payments

       have become payable as provided in Paragraph 4,

       Subsection A hereof, but prior to receiving any or all

       annual installment payments due participant pursuant to

       Paragraph 4, Subsection A, the Employer shall pay any

       such unpaid annual payments to the participant's

       beneficiary, commencing with the next annual payment due

       following the date of participant's death.



        C.  If participant dies while actively employed by the

       Employer, but prior to the commencement of annual

       installment payments, no further interim payments or

       annual installments pursuant to Paragraph 4, Subsections

       A and B shall be paid by the Employer after the date of

       the participant's death, but the Employer shall, as soon

       as practicable after participant's death, pay to the

       participant's beneficiary, in a lump sum, the accumulated

       value of the deferral amount.  For purposes of this

       Paragraph 7, the rate to be credited in the calculation

       of the accumulated value of the deferral amount shall be

       twelve percent (12%).



        D.  If participant dies while actively employed by the

       Employer after commencement of annual installment

       payments, at either age 65 or 70, the Employer shall pay

       any such unpaid annual installment payments to the

       participant's beneficiary commencing with the next annual

       payment due following the date of the participant's

       death.



 8.Beneficiary Designation.  A participant may, from time to time, designate any legal or natural person or persons (who may be designated contingently or successively) to whom

   payments are to be made if participant dies before receiving payment of all amounts due hereunder, by signing a form

   approved by the Committee.  A beneficiary designation form shall be effective only after the signed form is filed with the Employer while participant is alive.  A properly filed designation shall cancel all beneficiary designation forms signed and filed earlier.  If participant fails to designate a beneficiary as provided above, or if all designated

   beneficiaries of participant die before participant or before complete payment of all amounts due hereunder, the Employer,

   in its discretion, may pay the unpaid amounts to one or more of such participant's relatives by blood, adoption, or

   marriage in any manner permitted by law which the Committee considers to be appropriate, including, but not limited to,

   payment to the legal representative or representatives of the estate of the last to die of participant and participant's designated beneficiaries.



 9.Disability.  If participant's employment with the Employer is terminated prior to participant's retirement as provided in

   Paragraph 4 hereof by reason of participant's disability,

   participant's employment with the Employer, for purposes of this Plan, shall be deemed to continue until participant's retirement as provided in Paragraph 4 and the provisions of this Plan shall be applicable to such participant to the same extent as if participant were, in fact, employed by the

   Employer during that period.  However, if such termination of employment occurs prior to January 1, 1998, as a condition of the application of this Paragraph, participant shall have any compensation payable to him from the Employer (either

   directly or through Employer-provided disability

   compensation) reduced by an amount equal to the balance of any deferred amount the participant elected under Paragraph 3 hereof which has not been credited to the participant's

   account as of the time of disability.  For purposes of this

   Section, "disability" shall mean any total and permanent

   disability which would prevent participant's return to active employment, as determined by the Committee.



10.Facility of Payment.  If the Employer has, for any reason,

   doubt as to the proper person to whom to make payment, the

   Employer may withhold payment until instructed by a final

   order of a court of competent jurisdiction.  Any payment

   hereunder made by the Employer in good faith shall fully

   discharge the Employer from its obligation with respect to such payment.



11.Insurance.  The Employer may, in its sole discretion,

   purchase a policy or policies of insurance on the life of

   participant or disability insurance with respect to

   participant, the cash value, if any, and proceeds of which may, but need not, be used by the Employer to satisfy part or all of its obligations hereunder.  The Employer will be the owner of any such policies and neither participant nor any other person or entity claiming through participant shall

   have any ownership rights in such policies or any proceeds thereof.  Participant, as a condition of receiving any

   benefits hereunder, on behalf of himself or any person or

   entity claiming through him, shall cooperate with the

   Employer in obtaining any such insurance that the Employer desires to purchase by submitting to such physical

   examinations, completing such forms, and making such

   records available as may be required by the Employer

   from time to time.



12.Effect on Other Benefits.  The deferral amount attributable to each year shall be included in participant's 1997

   compensation, respectively, for the purpose of calculating participant's bonuses and awards under any incentive or

   similar compensation plan or program of the Employer,

   insurance, and other employee benefits, except that in

   accordance with the terms of any plan qualified under Section

   401 of the Internal Revenue Code maintained by the Employer,

   the amount deferred under Paragraph 3 shall not be included as 1997 calendar year compensation in calculating

   participant's benefits or contributions by or on behalf of participant under such plan or plans.  Payments shall be

   excluded from compensation in years paid for purposes of

   calculating participant's bonuses and awards under any

   incentive or similar compensation plan or program of the

   Employer, insurance, and other employee benefits, except that in accordance with the terms of any plan qualified under

   Section 401 of the Internal Revenue Code maintained by the

   Employer, payments to active employees shall be included as compensation in the year paid.



13.Nonalienation.  Neither participant nor anyone claiming

   through him shall have any right to commute, sell, assign,

   transfer or otherwise convey the right to receive any

   payments hereunder, which payments and the rights thereto

   hereby are expressly declared to be nonassignable and

   nontransferable, nor shall any such right to receive payments hereunder be subject to the claims of creditors of

   participant or anyone claiming through him or to any legal,

   equitable, or other proceeding or process for the enforcement of such claims.



14.Tax Withholding.  Notwithstanding the provisions of Section

   13, the Employer may withhold from any payment made by it

   under the Plan such amount or amounts as may be required for purposes of complying with the tax withholding or other

   provisions of the Internal Revenue Code or the Social

   Security Act or any state income tax act or for purposes of paying any estate, inheritance, or other tax attributable to any amounts payable hereunder.



15.Nonsecured Promise.  The rights under this Plan of

   participant and any person or entity claiming through him

   shall be solely those of an unsecured, general creditor of the Employer.  Any insurance policy or other asset acquired or held by the Employer shall not be deemed to be held by the

   Employer for or on behalf of participant, or any other

   person, or to be security for the performance of any

   obligations hereunder of the Employer, but shall, with

   respect to this Plan, be, and remain, a general, unpledged,

   unrestricted asset of the Employer.



16.Independence of Plan.  Except as otherwise expressly provided herein, this Plan shall be independent of, and in addition to, any other employment agreement or employment benefit

   agreement or plan or rights that may exist from time to time between the parties hereto.  This Plan shall not be deemed to constitute a contract of employment between the

   parties hereto, nor shall any provision hereof restrict the right of the Employer to discharge participant, or restrict the

   right of participant to terminate his employment with the

   Employer.



17.Paragraph Headings.  The Paragraph headings used in this Plan are for convenience of reference only and shall not be

   considered in construing this Plan.



18.Responsibility for Legal Effect.  Neither party hereto makes any representations or warranties, express or implied, or

   assumes any responsibility concerning the legal, tax, or

   other implications or effects of this Plan.



19.Committee Determinations Final.  Each determination provided for in the Plan shall be made in the absolute discretion of the Committee.  Any such determinations shall be binding on all persons.



20.Amendment.  The Employer may in its sole discretion amend the

   Plan from time to time.  No such amendment shall alter a

   participant's right to receive a payment due under the terms of the Plan at the date of amendment.  Notwithstanding any other provision of the Plan, from and after a Change of

   Control, the Employer may not amend the Plan to reduce the rate to be credited in calculating the accumulated value of participant's deferral amount below the rate that would have been utilized had his employment been terminated or the plan terminated as of the date of the adoption of this amendment or, if more favorable, below the highest rate provided at any time during the ninety (90) day period prior to the Change of

   Control.  Neither the terms of this Section 20 nor those of

   Section 22 may be amended so as to diminish the rights of a participant under such provision from or after a Change of

   Control or in anticipation of a Change of Control, and any such purported amendment shall be null and void.  For this purpose, a "Change of Control" shall mean:



          (i)     The acquisition, other than from the Company,

        by any individual, entity, or group (within the meaning

        of Section 13(d)(3) or 14(d)(2) of the Securities

        Exchange Act of 1934, as amended [the "Exchange Act"])

        of beneficial ownership (within the meaning of Rule 13d-

        3 promulgated under the Exchange Act) of twenty percent

        (20%) or more of either the then outstanding shares of

        common stock of the Company or the combined voting power

        of the then outstanding voting securities of the Company

        entitled to vote generally in the election of directors,

        but excluding, for this purpose, any such acquisition by

        the Company, or any of its subsidiaries, or any employee

        benefit plan (or related trust) of the Company or its

        subsidiaries, or any corporation with respect to which,

        following such acquisition, more than fifty percent

        (50%) of, respectively, the then outstanding shares of

        common stock of such corporation and the combined voting

        power of the then outstanding voting securities of such

        corporation entitled to vote generally in the election

        of directors is then beneficially owned, directly or

        indirectly, by the individuals and entities who were the

        beneficial owners, respectively, of the common stock and

        voting securities of the Company immediately prior to

        such acquisition in substantially the same proportion as

        their ownership, immediately prior to such acquisition,

        of the then outstanding shares of common stock of the

        Company or the combined voting power of the then

        outstanding voting securities of the Company entitled to

        vote generally in the election of directors, as the case

        may be; or



         (ii)     Individuals who, as of the date hereof,

        constitute the Board (as of the date hereof the

        "Incumbent Board") cease for any reason to constitute at

        least a majority of the Board, provided that any

        individual becoming a director subsequent to the date

        hereof whose election, or nomination for election by the

        Company's shareholders, was approved by a vote of at

        least a majority of the directors then comprising the

        Incumbent Board shall be considered as though such

        individual was a member of the Incumbent Board, but

        excluding, for this purpose, any such individual whose

        initial assumption of office is in connection with an

        actual or threatened election contest relating to the

        election of the directors of the Company (as such terms

        are used in Rule 14a-11 of Regulation 14A promulgated

        under the Exchange Act); or



        (iii)     Approval by the stockholders of the Company of

        a reorganization, merger, or consolidation, in each

        case, with respect to which all or substantially all the

        individuals and entities who were the respective

        beneficial owners of the common stock and voting

        securities of the Company immediately prior to such

        reorganization, merger, or consolidation do not,

        following such reorganization, merger, or consolidation,

        beneficially own, directly or indirectly, more than

        fifty percent (50%) of, respectively, the then

        outstanding shares of common stock and the combined

        voting power of the then outstanding voting securities

        entitled to vote generally in the election of directors,

        as the case may be, of the corporation resulting from

        such reorganization, merger, or consolidation, or a

        complete liquidation or dissolution of the Company or of

        the sale or other disposition of all or substantially

        all of the assets of the Company.



21.Termination at the Employer's Option.  Notwithstanding any

   other provision of this Plan, the Employer may terminate this

   Plan at any time if the Committee, in its sole and absolute discretion, determines that any change in federal or state law, or judicial or administrative interpretation thereof,

   has materially affected the Employer's cost of providing the benefits otherwise payable under this Plan, or for any other reason whatsoever.  Upon such termination, the sole amount payable to participant shall be a lump sum payment, as soon as practicable after such termination, of the accumulated

   value of the deferral amount.  For purposes of this Paragraph

   21, the rate to be credited in the calculation of the

   accumulated value of the deferral amount shall be twelve

   percent (12%).



22.Successors; Change of Control.  The terms and conditions of this Plan and Deferral Election shall inure to the benefit of and bind Walgreen Co., the participant, his successors,

   assigns, and personal representatives.  If substantially all of the assets of the Employer are acquired by another

   corporation or entity or if the Employer is merged into, or consolidated with, another corporation or entity, then the obligations created hereunder shall be obligations of the

   successor corporations or entity.  Further, if the employment of participant were to be terminated during a period of five

   (5) years following a Change of Control for reasons other

   than dishonest conduct, such termination would be treated as retirement by participant after a period of continuous

   employment from January 1, 1997, for all purposes of this

   Plan except to the extent that such treatment would result in any payment made under this Plan being nondeductible by the

   Employer for federal income tax purposes by reason of Section

   280G of the Internal Revenue Code of 1986, as amended.  A

   payment shall only be deemed to be nondeductible for purposes of this Section 22 if the Employer provides the participant with an opinion of counsel reasonably acceptable to the

   participant to that effect.



23.Controlling Law.  The Plan shall be construed in accordance with the laws of the State of Illinois.